EXHIBIT 23
                                                                      ----------


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Blonder Tongue Laboratories, Inc.



We hereby consent to the incorporation by reference in Registration Statement Nos. 333-15039, 333-52519, 333-37670 and 333-96993 of Blonder Tongue
Laboratories, Inc. on Form S-8, and Registration Statement No. 333-53045 of Blonder Tongue Laboratories, Inc. on Form S-3, of our reports dated March 5, 2003, except for Notes 4 and 15 for which the date is March 28, 2003, relating to the consolidated financial statements and schedule of Blonder Tongue Laboratories, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.




BDO Seidman, LLP



Woodbridge, New Jersey

March 31, 2003